Exhibit 99.1

Taboola Reports Strong Q4 Net Income and Adj. EBITDA;
Profits Beat High End of Guidance for Q4 and FY 2023; 2024 Guidance Calls for Record Year With Substantial Growth Across All Key Metrics
Key Highlights

2023 Financials - strong exiting momentum sets Taboola up for great 2024

-	Q4 2023 Revenue +13%, Gross profit +4%, and ex-TAC Gross Profit +6% inline with guidance midpoint (including small impact from changes to Microsoft’s ad platform)
-	Q4 2023 strong Net income, and Adj. EBITDA beat above high end of guidance range

2024 Financials - step function top line growth and massive Adj. EBITDA/margin growth

-
2024 step function growth / record year: ~$2B in Revenue (+33% YoY), ~$545M Gross profit (+28% YoY), ~$670M ex-TAC Gross Profit (+25% YoY), $200M+ Adj. EBITDA (2x+ YoY), $100M+ Free Cash Flow (~2x YoY) at guidance midpoints

-	Reiterating 2024 Adj. EBITDA $200M+ (30% margin) and $100M+ Free Cash Flow

Announcing new $100M buyback authorization (represents ~6% of current market cap)

Engaging/reaching users - Yahoo crossing $100M+ in Q1; Taboola recently selected by iconic consumer brand to be official advertising partner

-	Yahoo progressing well, crossing $100M in Q1, strong brand/OMNI advertising revenue
-	Significant opportunity for Taboola’s “Advertising in a Box”, becoming 3rd party platforms’ advertising software/engine. Powering ads for Yahoo & now for another iconic consumer co.
-	Taboola News continues strong momentum, finishing with $100M+ in revenue in 2023

Improving yield - fast adoption of AI (Maximize Conversion), back to yield growth in 2024

-	Returning to positive yield growth beginning in Q2 2024. Investments in AI panning out
-	Performance advertising benefiting from Maximize Conversion adoption at 50%+ of revenue
-	eCommerce grew double digits in 2023 and positioned well for success
-	Deep learning-AI/data actions set to drive yield in 2024 and beyond…

New York, NY, February 28, 2024 -- Taboola (Nasdaq: TBLA), a market leading technology company powering recommendations for the open web, today announced its results for the quarter ended December 31, 2023.
“We had a strong end to 2023, with Q4 2023 revenue up 13%, ex-TAC Gross Profit up 6% versus the prior year, and Adjusted EBITDA of $50.1M significantly exceeding the top end of our guidance range. 2024 is a step function growth year for us: ex-TAC is expected to grow 25% vs 2023, Adj. EBITDA of $200M+ is over 2x 2023, Free Cash Flow of $100M+ is almost 2x 2023 - all driven by Yahoo ramping with $100M+ in Q1 2024, our investment in AI panning out with yields growing in 2024, another iconic consumer company selecting Taboola as a new official advertising partner, and our growth engines (eCommerce, Taboola News and Bidder) all having a lot of momentum. More than anything, I’m super proud of our Taboolars’ dedication and ability to stay high performing through the most difficult of circumstances.  We have ended 2023 with the wind at our backs and 2024 is shaping up to be a record year for Taboola,” said Adam Singolda, CEO of Taboola.

Q4 2023 Highlights
●
Q4 2023 Revenues of $419.8M, Gross profit of $138.3M, ex-TAC Gross Profit of $168.5M, Net income of $3.7M, Non-GAAP Net Income of $31.4M and Adjusted EBITDA of $50.1M (beat high end of guidance range of $26M - $33M).

●	Revenue Highlights
○	Revenue growth driven by new publisher partners added to the Taboola network.
○	Publisher wins that were new and from competitors included A360 Media, Postmedia, Diario, Deutsche Welle, Times Internet, Nine Entertainment and Bunshun Online.
○	Renewed relationships with many well-known publishers including NBC News, McClatchy, Editora Globo, R7, Prisa, Alayans Media, and Ynet.

●	Notable product launches and advancements
○
Maximize Conversions, our first offering in our AI-bidding technology suite, reached over 50 percent of advertiser spend with great brands using it including Hyundai, ERGO, Leica Camera, Sonova, Peugeot, and Opel.

○	Taboola Generative AI Admaker released, which allows advertisers to edit existing creative automatically - 25% of new creatives generated use Generative AI tools.

FY 2023 Highlights
●	2023 Revenues of $1,439.7M, Gross profit of $425.6M, ex-TAC Gross Profit of $535.8M, Net loss of $82.0M, Non-GAAP Net Income of $32.6M and Adjusted EBITDA of $98.7M.

●	FY 2023 Net cash provided by operating activities of $84.4M and Free Cash Flow of $52.2M.

●	FY 2023 eCommerce grew double-digits and exceeded expectations, accounting for ~20% of ex-TAC in 2023.

●
FY 2023 Taboola News, distributing content to Android OEMs exceeded 2023 expectations,  and grew revenue to over $100M in 2023. Together with Header Bidding (excluding Microsoft), accounted for ~10% of ex-TAC.

FY 2024 Guidance Summary
●	Initiating 2024 top line guidance that expects significant growth versus prior year; revenue and ex-TAC Gross profit midpoints expected to grow ~33% and ~25%, respectively.

●	Reiterating 2024 Adjusted EBITDA $200M+; Free Cash Flow $100M+.

For more commentary on the quarter, please refer to Taboola’s Q4 and Full Year 2023 Shareholder Letter and Investor Presentation, both of which are posted on Taboola’s website today at https://investors.taboola.com.

Fourth Quarter and Full Year 2023 Results Summary
(dollars in millions, except share and per share data)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Revenues	$419.8	$371.3	$1,439.7	$1,401.2
Gross profit	$138.3	$133.2	$425.6	$464.3
Net income (loss)	$3.7	$15.2	$(82.0)	$(12.0)
EPS diluted (1)	$0.01	$0.06	$(0.24)	$(0.05)
Ratio of net income (loss) to gross profit	2.7%	11.4%	(19.3%)	(2.6%)
Cash flow provided by operating activities	$22.8	$20.1	$84.4	$53.5
Cash, cash equivalents, short-term deposits and investments	$181.8	$262.8	$181.8	$262.8
Weighted-average shares used in computing net income (loss) per share, diluted (1)	357,796,637	263,160,470	346,376,114	254,284,781

Non-GAAP Financial Data *
ex-TAC Gross Profit	$168.5	$158.9	$535.8	$569.6
Adjusted EBITDA	$50.1	$63.5	$98.7	$156.7
Non-GAAP Net Income	$31.4	$43.3	$32.6	$91.4
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	29.7%	40.0%	18.4%	27.5%
Free Cash Flow	$10.5	$13.6	$52.2	$18.6

1 The weighted-average shares for the three months and the year ended December 31, 2023 includes 45,198,702 Non-voting Ordinary shares.
First Quarter and Full Year 2024 Guidance
For the First Quarter and Full Year 2024, the Company currently expects:
	Q1 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$387 - $413	$1,892 - $1,942
Gross profit	$94 - $106	$535 - $555
ex-TAC Gross Profit*	$123 - $135	$656 - $679
Adjusted EBITDA*	$10 - $17	$200	+
Non-GAAP Net Income (Loss)*	$(15)-($3)	$84 - $104

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.
Webcast Details
Taboola's senior management team will discuss the Company's earnings on a call that will take place on February 28, 2024, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register   https://register.vevent.com/register/BIde7d71bf81ff40529269fd4f8823c5b9  and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on February 28, 2024.
*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will voluntarily prepay additional long-term debt or buyback any of our Ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities and, with respect to the buyback of our Ordinary shares, the availability of sufficient continuing authority being approved and re-approved as necessary by the Tel Aviv District Court Economic Department to permit share buybacks (and our continued use of a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of our directors, officers and other employees) or other factors; the new $100 million buyback authorization referenced in this press release replaces our former share buyback plan which was largely exhausted; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.
About Taboola
Taboola is a market leading technology powering recommendations for the open web.
The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.
Approximately 17,000 advertisers use Taboola to reach nearly 600 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions each month. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.
Learn more at www.taboola.com and follow @taboola on X.
Investor Contact:	Press Contact:

Jessica Kourakos	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	December 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$176,108	$165,893
Short-term investments	5,725	96,914
Restricted deposits	1,407	750
Trade receivables (net of allowance for credit losses of $10,207 and $6,748 as of December 31, 2023 and 2022, respectively)	306,307	256,708
Prepaid expenses and other current assets	69,865	73,643
Total current assets	559,412	593,908
NON-CURRENT ASSETS
Long-term prepaid expenses	39,602	42,945
Commercial agreement asset	289,451	—
Restricted deposits	4,247	4,059
Deferred tax assets, net	—	3,821
Operating lease right of use assets	61,746	66,846
Property and equipment, net	72,155	73,019
Intangible assets, net	125,258	189,156
Goodwill	555,931	555,869
Total non-current assets	1,148,390	935,715
Total assets	$1,707,802	$1,529,623

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	December 31, 2023	December 31, 2022

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$282,012	$247,504
Short-term operating lease liabilities	20,264	14,753
Accrued expenses and other current liabilities	118,689	102,965
Current maturities of long-term loan	3,000	3,000
Total current liabilities	423,965	368,222
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	142,164	223,049
Long-term operating lease liabilities	49,450	57,928
Warrants liability	6,129	6,756
Deferred tax liabilities, net	14,815	34,133
Other long-term liabilities	14,217	5,000
Total long-term liabilities	226,775	326,866
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of December 31, 2023 and 2022; 295,670,620 and 254,133,863 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of December 31, 2023 and 2022; 45,198,702 and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Treasury Ordinary shares, at cost - 15,240,471 and 0 shares as of December 31, 2023 and 2022, respectively	(55,513)	—
Additional paid-in capital	1,262,093	903,789
Accumulated other comprehensive income (loss)	942	(834)
Accumulated deficit	(150,460)	(68,420)
Total shareholders' equity	1,057,062	834,535
Total liabilities and shareholders' equity	$1,707,802	$1,529,623

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
U.S. dollars in thousands, except share and per share data

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Revenues	$419,774	$371,267	$1,439,685	$1,401,150
Cost of revenues:
Traffic acquisition cost	251,264	212,399	903,866	831,508
Other cost of revenues	30,260	25,694	110,261	105,389
Total cost of revenues	281,524	238,093	1,014,127	936,897
Gross profit	138,250	133,174	425,558	464,253
Operating expenses:
Research and development	34,379	28,548	136,255	129,276
Sales and marketing	64,911	55,814	246,342	246,803
General and administrative	30,165	23,777	106,698	101,839
Total operating expenses	129,455	108,139	489,295	477,918
Operating income (loss)	8,795	25,035	(63,737)	(13,665)
Finance income (expenses), net	(1,421)	(3,176)	(12,804)	9,213
Income (loss) before income taxes expenses	7,374	21,859	(76,541)	(4,452)
Income tax expenses	(3,651)	(6,675)	(5,499)	(7,523)
Net income (loss)	$3,723	$15,184	$(82,040)	$(11,975)
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.01	$0.06	$(0.24)	$(0.05)
Weighted-average shares used in computing net income (loss) per share, basic	348,538,870	261,922,644	346,376,114	254,284,781
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$0.01	$0.06	$(0.24)	$(0.05)
Weighted-average shares used in computing net income (loss) per share, diluted	357,796,637	263,160,470	346,376,114	254,284,781

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Net income (loss)	$3,723	$15,184	$(82,040)	$(11,975)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale marketable securities, net	12	183	515	(521)
Unrealized gains (losses) on derivative instruments, net	1,148	1,707	1,261	(313)
Other comprehensive income (loss)	1,160	1,890	1,776	(834)
Comprehensive income (loss)	$4,883	$17,074	$(80,264)	$(12,809)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Cost of revenues	$842	$865	$3,924	$3,092
Research and development	6,190	5,545	24,471	26,433
Sales and marketing	3,584	4,264	16,397	22,615
General and administrative	4,847	5,276	19,539	22,781
Total share-based compensation expenses	$15,463	$15,950	$64,331	$74,921

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Cost of revenues	$11,260	$8,160	$39,024	$33,349
Research and development	770	474	2,528	2,468
Sales and marketing	13,539	13,240	54,105	54,157
General and administrative	234	636	855	1,247
Total depreciation and amortization expense	$25,803	$22,510	$96,512	$91,221

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Cash flows from operating activities
Net income (loss)	$3,723	$15,184	$(82,040)	$(11,975)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	25,803	22,510	96,512	91,221
Share-based compensation expenses	15,463	15,950	64,331	74,921
Net loss (gain) from financing expenses	(2,085)	(3,257)	(816)	4,476
Revaluation of the Warrants liability	106	2,517	(627)	(24,471)
Amortization of loan and credit facility issuance costs	399	1,003	1,619	2,009
Amortization of premium and accretion of discount on short-term investments, net	9	(357)	(914)	(679)
Loss from disposal of property and equipment	1,571	—	1,571	—
Change in operating assets and liabilities:
Increase in trade receivables, net	(74,189)	(71,914)	(49,599)	(11,242)
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	3,380	3,136	5,934	(10,785)
Increase (decrease) in trade payables	34,341	37,834	36,563	(16,825)
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	19,825	3,584	25,202	(21,932)
Decrease in deferred taxes, net	(7,278)	(7,653)	(15,496)	(17,329)
Change in operating lease right of use assets	4,383	3,992	16,830	15,528
Change in operating lease liabilities	(2,659)	(2,471)	(14,697)	(19,433)
Net cash provided by operating activities	22,792	20,058	84,373	53,484
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(12,294)	(6,438)	(32,133)	(34,914)
Cash paid in connection with acquisitions, net of cash acquired	—	—	—	(7,981)
Proceeds from (investment in) restricted deposits	(136)	(7)	(730)	91
Proceeds from maturities of short-term investments	6,825	23,464	114,494	29,624
Investments in (purchase of) short-term investments	—	1	(21,991)	(126,381)
Net cash provided by (used in) investing activities	(5,605)	17,020	59,640	(139,561)
Cash flows from financing activities
Exercise of options and vested RSUs	1,524	920	6,953	8,387
Payment of tax withholding for share-based compensation expenses	(591)	(1,641)	(3,804)	(5,751)
Repurchase of Ordinary shares	(32,356)	—	(55,513)	—
Repayment of long-term loan	(50,000)	(62,014)	(82,250)	(64,264)
Costs associated with entering into a revolving credit facility	—	(184)	—	(1,245)
Net cash used in financing activities	(81,423)	(62,919)	(134,614)	(62,873)
Exchange rate differences on balances of cash and cash equivalents	2,085	3,257	816	(4,476)
Increase (decrease) in cash and cash equivalents	(62,151)	(22,584)	10,215	(153,426)
Cash and cash equivalents - at the beginning of the period	238,259	188,477	165,893	319,319
Cash and cash equivalents - at the end of the period	$176,108	$165,893	$176,108	$165,893

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$8,076	$6,199	$18,011	$28,798
Interest	$3,908	$5,618	$18,488	$20,712
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$639	$1,657	$639	$1,657
Share-based compensation included in capitalized internal-use software	$522	$472	$2,253	$1,932
Creation of operating lease right-of-use assets	$1,126	$5,621	$11,730	$17,269
Issuance of Ordinary shares and Non-voting Ordinary shares related to Commercial agreement	$—	$—	$288,063	$—

  APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE MONTHS AND THE YEAR ENDED DECEMBER 31, 2023 AND 2022 (UNAUDITED)
The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)
Revenues	$419,774	$371,267	$1,439,685	$1,401,150
Traffic acquisition cost	251,264	212,399	903,866	831,508
Other cost of revenues	30,260	25,694	110,261	105,389
Gross profit	$138,250	$133,174	$425,558	$464,253
Add back: Other cost of revenues	30,260	25,694	110,261	105,389
ex-TAC Gross Profit	$168,510	$158,868	$535,819	$569,642

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)
Net income (loss)	$3,723	$15,184	$(82,040)	$(11,975)
Adjusted to exclude the following:
Finance (income) expenses, net	1,421	3,176	12,804	(9,213)
Income tax expenses	3,651	6,675	5,499	7,523
Depreciation and amortization	25,803	22,510	96,512	91,221
Share-based compensation expenses	12,727	13,214	53,749	63,830
Restructuring expenses (1)	—	—	—	3,383
Holdback compensation expenses (2)	2,736	2,736	10,582	11,091
M&A and other costs (3)	—	—	1,571	816
Adjusted EBITDA	$50,061	$63,495	$98,677	$156,676

1 Costs associated with the Company’s cost restructuring program implemented in September 2022.
2 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The year ended December 31, 2023 includes one-time costs related to the Commercial agreement.
We calculate Ratio of net income (loss) to gross profit as net income (loss) divided by gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of net income (loss) to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)
Gross profit	$138,250	$133,174	$425,558	$464,253
Net income (loss)	$3,723	$15,184	$(82,040)	$(11,975)
Ratio of net gain (loss) to gross profit	2.7%	11.4%	(19.3%)	(2.6%)

ex-TAC Gross Profit	$168,510	$158,868	$535,819	$569,642
Adjusted EBITDA	$50,061	$63,495	$98,677	$156,676
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	29.7%	40.0%	18.4%	27.5%

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)
Net income (loss)	$3,723	$15,184	$(82,040)	$(11,975)
Amortization of acquired intangibles	15,977	15,966	63,888	63,557
Share-based compensation expenses	12,727	13,214	53,749	63,830
Restructuring expenses (1)	—	—	—	3,383
Holdback compensation expenses (2)	2,736	2,736	10,582	11,091
M&A and other costs (3)	—	—	1,571	816
Revaluation of Warrants	106	2,517	(627)	(24,471)
Foreign currency exchange rate losses (4)	(1,571)	(4,430)	(946)	(1,377)
Income tax effects	(2,315)	(1,909)	(13,597)	(13,472)
Non-GAAP Net Income	$31,383	$43,278	$32,580	$91,382

1 Costs associated with the Company’s cost restructuring program implemented in September 2022.
2 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The year ended December 31, 2023 includes one-time costs related to the Commercial agreement.
4 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company's functional currency using exchange rates in effect at the end of the reporting period.
The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)
Net cash provided by operating activities	$22,792	$20,058	$84,373	$53,484
Purchases of property and equipment, including capitalized internal-use software	(12,294)	(6,438)	(32,133)	(34,914)
Free Cash Flow	$10,498	$13,620	$52,240	$18,570

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2024 AND FULL YEAR 2024 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected gross profit to ex-TAC Gross Profit.

	Q1 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$387 - $413	$1,892 - $1,942
Traffic acquisition cost	$(264)-($278)	$(1,236)-($1,263)
Other cost of revenues	$(29)-($29)	$(121)-($124)
Gross profit	$94 - $106	$535 - $555
Add back: Other cost of revenues	$(29)-($29)	$(121)-($124)
ex-TAC Gross Profit	$123 - $135	$656 - $679

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.